EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Hotchkis & Wiley Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Hotchkis & Wiley Funds for the year ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Hotchkis & Wiley Funds for the stated period.

/s/ Anna Marie Lopez		/s/ James Menvielle
Anna Marie Lopez		James Menvielle
President / Principal Executive Officer		Treasurer / Principal Financial Officer
Hotchkis & Wiley Funds		Hotchkis & Wiley Funds

Dated:	August 22, 2014	Dated:	August 22, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Hotchkis & Wiley Funds for purposes of Section 18 of the Securities Exchange Act of 1934.